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                                                                     Exhibit 5.1

                           FULBRIGHT & JAWORSKI L.L.P.
                   A Registered Limited Liability Partnership
                          666 Fifth Avenue, 31st Floor
                         New York, New York 10103-3198
                               WWW.FULBRIGHT.COM
                           telephone: (212) 318-3000
                           facsimile: (212) 318-3400

                                 April 19, 2006

Delek US Holdings, Inc.
830 Crescent Centre Drive, Suite 300
Franklin, TN 37067

Dear Sirs:

      We have acted as counsel to Delek US Holdings, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 11,500,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock") (including up to 1,500,000 shares of Common Stock which may be purchased by the underwriters upon exercise of the option granted to them by the Company to cover over-allotments, if any), as described in the Company's Registration Statement on Form S-1 (Registration No. 333-131675), initially filed with the U.S. Securities and Exchange Commission (the "Commission") on February 8, 2006 (as amended to date and as it may subsequently be amended, the "Registration Statement").

      We have examined originals or copies of such corporate records, as applicable, of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to the opinions expressed herein, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

      Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly and validly authorized for issuance and, when issued by the Company in accordance with the terms of the underwriting agreement, the form of which has been filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"), and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, will be legally issued, fully paid and nonassessable.

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Delek US Holdings, Inc.
April 19, 2006
Page 2


      The opinions expressed herein are limited exclusively to the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of the laws of any other jurisdiction.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

      The opinion expressed herein is solely for your benefit, and may be relied upon only by you.


                                                Very truly yours,

                                                /s/ Fulbright & Jaworski L.L.P.

                                                Fulbright & Jaworski L.L.P.